Exhibit 99.1

For Immediate Release

March 25, 2014

For more information:	Rex S. Schuette
Chief Financial Officer
706-781-2265
rex_schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. ANNOUNCES

LIMITED AT-THE-MARKET EQUITY OFFERING

BLAIRSVILLE, GEORGIA, MARCH 25, 2014 — United Community Banks, Inc. (NASDAQ: UCBI) (the “Company”) announced today that it has filed a prospectus supplement under which it may from time to time sell up to 640,000 shares of its common stock pursuant to a limited “at the market” offering. The shares will be offered through Sandler O’Neill & Partners, L.P. as sales agent. Sales, if any, will be made primarily in “at the market” offerings, including sales made directly on The Nasdaq Global Select Market or sales made to or through a market maker other than on an exchange or by privately negotiated transactions.

The Company intends to use the proceeds from any sales for general corporate purposes, including the repurchase of the warrant originally issued to Fletcher International, Ltd. (“Fletcher”) and resolution of all other claims in connection with our settlement with Richard J. Davis, as the Chapter 11 Trustee for Fletcher as previously announced on March 5, 2014.

The shares of common stock will be offered under the Company’s existing shelf registration statement. A prospectus supplement and related base prospectus describing the terms of the offering have been filed with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the prospectus supplement and the related base prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the at the market offering program. You may obtain the prospectus supplement and the related base prospectus on the SEC’s website at www.sec.gov or the sales agent will arrange to send you the prospectus supplement and the related base prospectus if you request it by contacting Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-866-805-4128.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell any security of the Company, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and related base prospectus.

About United Community Banks, Inc.

United Community Banks, Inc. is a Georgia-based bank holding company. Based in Blairsville, the company operates 102 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina, east and middle Tennessee and western South Carolina. United specializes in personalized community banking services for individuals and small- to mid-size businesses, and also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United’s common stock is listed on The Nasdaq Global Select Market under the symbol UCBI.

Safe Harbor

This news release may contain forward-looking statements about United Community Banks, Inc. which the Company intends to be covered under the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of the Company. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. You are cautioned that forward-looking statements involve uncertainties, and important factors could cause actual results to differ materially from those anticipated, including changes in general business and economic conditions, changes in interest rates, legal and regulatory developments, increased competition from both banks and non-banks, changes in customer behavior and preferences, and effects of critical accounting policies and judgments. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company’s filings with the Securities and Exchange Commission including its 2013 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.